WaMu Capital Corp.
A Washington Mutual, Inc. Company

Term Sheet

Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2006-2 Trust

WaMu Asset Acceptance Corp.

Depositor

Washington Mutual Mortgage Securities Corp.

Seller

Washington Mutual Bank

Servicer

LaSalle Bank National Association

Trustee

February 23, 2006

Closing Date(approximate)	February 27, 2006
Investor Settlement Date(approximate)	February 28, 2006
First Distribution Date	March 25, 2006
Cut-Off Date	February 1, 2006

Important Notice About Information Presented in this
Free Writing Prospectus

The securities described in this free writing prospectus may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this free writing prospectus in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) a form of prospectus supplement which, along with this free writing prospectus, describes more specifically the terms of your series of certificates. This free writing prospectus does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior free writing prospectus relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire free writing prospectus and the prospectus and the form of prospectus supplement we will provide you. You may obtain a copy of the prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS FREE WRITING PROSPECTUS  REFLECTS THE CHARACTERISTICS OF THE MORTGAGE POOL AS OF 02/01/06. THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE, WHICH IS 02/01/06. ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this free writing prospectus. The mortgage-backed securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2006-2

Trust

Collateral Profile as of 02/01/06

THIS COLLATERAL INFORMATION HAS NOT BEEN INDEPENDENTLY VERIFIED BY WAMU CAPITAL CORP.  THIS  INFORMATION IS PRELIMINARY AND SUBJECT TO CHANGE, AND SUPERSEDES COLLATERAL INFORMATION

CONTAINED IN PRIOR MATERIALS FOR THIS TRANSACTION.

Type	Group 1	Group 2	Group 3	Group 4
Estimated Size (+/- 10%)	$310mm	$72mm	$50mm	$62mm
GWAC (+/- 10 bps)	6.54	7.06	6.44	6.39
WAM (+/- 3 months)	357	359	358	355
FICO (+/- 10)	724	725	699	703
Average Loan Bal (+/- 10%)	$591 k	$158k	$233k	$208k
WA LTV (+/- 5%)	72	76	74	72
Top 3 States (+/- 5%)	CA (51%)	CA(16%)	CA(27%)	CA(27%)
	NY (8%)	FL(15%)	NY(8%)	NY(10%)
	FL (7%)	AZ(9%)	FL(7%)	FL(9%)
Cash-Out Refi (+/- 5%)	35	31	50	55
SF/PUD (+/- 10%)	91	61	80	78
2-4 Family (+/- 10%)	3	27	7	13
Full Doc (+/- 10%)	21	18	23	17
Non-Owner Occupied	6	100	0	0
(+/- 5%)
Interest Only (+/- 5%)	53	47	100	0
Prepay Penalty (+/- 5%)	13	18	47	50
Estimated Subordination	6.50%	6.50%	6.50%	6.50%
(+/- 200 bps)
Expected Rating Agencies	2 of 3	2 of 3	2 of 3	2 of 3
Clean Up Call Percentage	10% of the aggregate Cut-Off Date balance of the loan groups
#1 Originator Concentration*	Greenpoint (26%)	Aegis (20%)	GMAC-RFC (21%)	Greenpoint (21%)
#2 Originator Concentration*	New Century (21%)	GMAC-RFC (17%)	New Century (17%)	Amnet (17%)
#3 Originator Concentration*	GMAC-RFC (16%)	New Century (16%)	Quicken (15%)	MortgageIT (14%)
Servicer	100% Washington Mutual Bank

*-  Greenpoint Mortgage Company, GMAC-RFC., and New Century Mortgage Corp.  Please see “Originator Disclosures” section for a description of these companies.

Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2006-2

Trust

Preliminary Structure

The Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2006-2 Trust will issue securities related to one or more loan groups, each of which will have one or more related classes of senior certificates and one or more classes of subordinate certificates.  Certain classes may receive payment from interest only bonds.  If there are multiple loan groups included in the final structure, all loan groups may be completely or partially cross-collateralized.  With respect to any LIBOR Certificate under consideration, a yield maintenance agreement (“YMA”) may be purchased from an approved counterparty.  A YMA, dependent upon LIBOR certificates, is intended to partially mitigate the risk of LIBOR exceeding a predetermined value, in which case the mortgage loans will not generate enough interest to pay the full certificate interest rate on the related LIBOR certificate.  The YMA counterparty will be obligated to make payments under the YMA to the Trust based on an agreed upon formula.  A preliminary structure based on the above collateral groups is described here:

Group 1 Preliminary Paydown Structure Rules

  At the beginning of each period, please set the following variables:
    FixedAmt1 = $1,030,000
    FixedAmt2 = 82% of cash available to pay Classes 1A4, 1A6, 1A7, 1A9, 1A10, and 1A11 in the aggregate.
  Pay Class R and Class PPP until retired.
  Pay Class 1A1 and Class 1A12 its priority amount.
  Pay Super-NAS Class 1A2 its priority amount until retired.
  Pay until Class 1A4, Class 1A6, Class 1A7, Class 1A9, Class 1A10, and Class 1A11 are retired in the following manner:
    Pay the lesser of FixedAmt1 and FixedAmt2 for the distribution date to Class 1A6 until retired.
    Pay Class 1A4, Class 1A7, Class 1A9, Class 1A10, and Class 1A11 pro-rata until retired.
    Pay to Class 1A6 until retired.
  Pay to Class 1A3 until retired.
  Pay to Class 1A2 until retired.
  Pay to Class 1A1 and Class 1A12 until retired.

Size:                                                                ~309mm

Type:                                                              30yr jumbo Alt A

Group Pass-Through Rate:                         6.00%

Pricing Speed:                                               100% PPC (8 -> 20 CPR /12 months)

AAA Support Bonds:                                 Yes.  Class 1A12.  Class 1A12 will support Class 1A1, Class 1A2, Class 1A7, and Class 1A10.  24.25373% of the Class 1A12 balance will support Class 1A1 up to a max amount of $975,000.  20.14925% of the Class 1A12 balance will support Class 1A2 up to a max amount of $810,000.  5.84577% of the Class 1A12 balance will support 1A7 up to a max amount of $235,000.  49.75124% of the Class 1A12 balance will support 1A10 up to a max amount of $2,000,000.

NAS Bonds:                                                  Yes.  Class 1A1 and Class 1A12.  Locked out of scheduled and prepay for 60 months.  The priority fraction amount is (Balance of Total NAS / Total Non-PO Balance).

Super-NAS Bonds:                                      Yes.  Class 1A2.  For Classes 1A2, locked out of all principal for 60  months.  The priority fraction is (Balance of Total NAS + Catalyst) / (Sum of Classes 1A2, 1A3, 1A4, 1A6, 1A7, 1A9, 1A10, 1A11) * NAS Shift Percentage).  The NAS will at most receive 99.00% of the total principal distribution to Classes 1A2, 1A3, 1A4, 1A6, 1A7, 1A9, 1A10, 1A11 in the aggregate.  The Super

NAS Catalyst is $11,112,000.  This bond has the same standard NAS shift percentage as Classes 1A1.

Z-Bonds:                                                       None.

Accretion Directed Certificates:                None.

LIBOR Certificates:                                      For Class 1A4: Rate = 1_Mo_LIBOR plus 0.70, Floor = 0.70%, Hard Cap = 6.00%.  Corridor Cap = 9.50%.  The initial coupon is 5.27%.  Zero day delay.

                                                                        For Class 1A7: Rate = 1_Mo_LIBOR plus 0.55, Floor = 0.55%, Hard Cap = 6.00%.  Corridor Cap = 9.50%.  The initial coupon is 5.12%.  Zero day delay.

                                                                        For Class 1A10: Rate = 1_Mo_LIBOR plus 0.60, Floor = 0.60%, Hard Cap = 7.00%.  The initial coupon is 5.17%.  Zero day delay.

Inverse IO Certificates:                               For Class 1A5: Rate = 5.30 minus 1_Mo_LIBOR.  Floor = 0.0%, Cap = 5.30%.  Notional balance follows Class 1A4.  The initial coupon is 0.73%.  Zero day delay.

                                                                        For Class 1A8: Rate = 5.45 minus 1_Mo_LIBOR.  Floor = 0.0%, Cap = 5.45%.  Notional balance follows Class 1A7.  The initial coupon is 0.88%.  Zero day delay.

Inverse LIBOR Certificates:                        For Class 1A11:  Rate = 38.4 – (1_Mo_LIBOR * 6).  Floor = 0.00%, Cap = 38.4.  The initial coupon is 10.98%.  Zero day delay.

Initial LIBOR:                                                4.57%.

Cap Contract:                                                For Class 1A4: The Cap contract was generated at 15 CPR and will extend the expected life of the bond.  The cap contract will be in effect through the May 25, 2020 pay date.  The lower strike will be 5.30% and the upper strike will be 8.80%.  The cap of the floater in any given period will be 9.50%.  The cap contract is for Class 1A4 and will not be available for Class 1A5.  The notional balance of the cap contract will never exceed the balance of Class 1A4.  The cap contract will accrue on a 30/360 basis.  The cap counterparty is JP Morgan.

For Class 1A7: The Cap contract was generated at 15 CPR and will extend the expected life of the bond.  The cap contract will be in effect through the May 25, 2020 pay date.  The lower strike will be 5.45% and the upper strike will be 8.95%.  The cap of the floater in any given period will be 9.50%.  The cap contract is for Class 1A7 and will not be available for Class 1A8.  The notional balance of the cap contract will never exceed the balance of Class 1A7.  The cap contract will accrue on a 30/360 basis.  The cap counterparty is Bear Stearns.

Group 2 Preliminary Paydown Structure Rules

1.     Pay to Class 2CB until retired

Size:                                                                ~72mm

Type:                                                              30yr conf Non-Owner Occupied Alt A

Group Pass-Through Rate:                         6.50%

Pricing Speed:                                               100% PPC (8 -> 20 CPR /12 months)

AAA Support Bonds:                                 None.

NAS Bonds:                                                  None.

Super-NAS Bonds:                                      None.

Z-Bonds:                                                       None.

Accretion Directed Certificates:                None.

LIBOR Certificates:                                      None.

Inverse IO Certificates:                               None.

Inverse LIBOR Certificates:                        None.

Group 3 Preliminary Paydown Structure Rules

1.     Pay to Class 3CB until retired

Size:                                                                ~50mm

Type:                                                              30yr conf 100% Interest Only Alt A

Group Pass-Through Rate:                         6.00%

Pricing Speed:                                               100% PPC (8 -> 20 CPR /12 months)

AAA Support Bonds:                                 None.

NAS Bonds:                                                  None.

Super-NAS Bonds:                                      None.

Z-Bonds:                                                       None.

Accretion Directed Certificates:                None.

LIBOR Certificates:                                      None.

Inverse IO Certificates:                               None.

Inverse LIBOR Certificates:                        None.

Group 4 Preliminary Paydown Structure Rules

1.     Pay to Class 4CB until retired

Size:                                                                ~62mm

Type:                                                              30yr conf 0% Interest Only Alt A

Group Pass-Through Rate:                         6.00%

Pricing Speed:                                               100% PPC (8 -> 20 CPR /12 months)

AAA Support Bonds:                                 None.

NAS Bonds:                                                  None.

Super-NAS Bonds:                                      None.

Z-Bonds:                                                       None.

Accretion Directed Certificates:                None.

LIBOR Certificates:                                      None.

Inverse IO Certificates:                               None.

Inverse LIBOR Certificates:                        None.

Notes

Closing date:                                                 02/27/2006

Accrual date:                                                                02/01/2006

Floater accrual date:                                    02/25/2006

First pay date:                                               03/27/2006

Clean-up call:                                                10%

WACIO:                                                        1X, 2X, 3X, and 4X will be crossed to form CX. Normalized to a 6.50% coupon.

WACPO:                                                       1P, 2P, 3P, and 4P will be crossed to form CP.

Subordinates:                                               Will be crossed to form B1, B2, B3, B4, B5, and B6.

PPP bond:                                                      $100 principal amount, interest like Class R in Group 1.  Minimum denomination based on notional amount should be $25mm

ORIGINATOR DISCLOSURES

GreenPoint Mortgage Funding, Inc., a New York corporation (“GreenPoint”), is an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., a bank holding company. GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

GreenPoint is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.  GreenPoint originates loans through a nationwide network of production branches.  Loans are originated primarily through GreenPoint’s wholesale division, through a network of independent mortgage loan brokers approved by GreenPoint, and also through its retail lending division and correspondent lending division.

RFC, an indirect, wholly-owned subsidiary of GMAC Mortgage Group, Inc., is a Delaware corporation having its principal place of business in Minnesota. RFC is engaged in the business of (i) originating and acquiring residential mortgage loans from correspondent bankers and brokers and selling loans to public and private investors in the secondary markets in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the accounts of others. RFC’s principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota and its telephone number is (952) 857-7000.

New Century Mortgage Corporation is a California corporation and an indirect wholly owned subsidiary of New Century Financial Corporation.  It is headquartered in Irvine, California.  New Century Mortgage Corporation engages in the business of originating, purchasing, selling and servicing first lien and second lien residential mortgage loans.  New Century emphasizes the origination of residential mortgage loans that are commonly referred to as non-conforming “B&C” loans or subprime mortgage loans, as well as Alt-A mortgage loans.

Quicken, a Michigan corporation, is a wholly owned subsidiary of Rock Holdings Inc. Quicken is engaged primarily in the mortgage banking business, and as such, originates and sells mortgage loans.  Quicken markets conventional, government-insured, sub-prime mortgage loans and home equity lines of credit to consumers through the Internet, a call center, and four retail branches. Quicken’s mortgage loans are principally first-lien, conforming and non-conforming, fixed or adjustable rate mortgage loans. Quicken’s principal office is located at 20555 Victor Parkway, Livonia, Michigan 48152.

Aegis Mortgage Corporation, a Delaware corporation with its principal place of  business in Houston, Texas, is a nationwide mortgage-banking company in the business of  originating, selling, securitizing and servicing single-family residential mortgage loans through a diverse network of distribution channels. Aegis originates loans across the full credit spectrum of borrowers through a combination of prime and specialty loans in 49 states and the District of Columbia through our wholesale and retail distribution channels.

MortgageIT, Inc. is a New York corporation and a wholly owned subsidiary of MortgageIT Holdings, Inc., with an executive and administrative office located in New York, New York.  MortgageIT, Inc. is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States.  MortgageIT, Inc. originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans.